Exhibit 4(a)
OLIN CORPORATION
DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock is not complete and is qualified in its entirety by reference to the detailed provisions of our Amended and Restated Articles of Incorporation, as further amended or restated, which we refer to in this exhibit as the Articles of Incorporation, our bylaws, as amended, which we refer to in this exhibit as the Bylaws, and applicable provisions of the laws of Virginia, our state of incorporation, including without limitation the Virginia Stock Corporation Act (VSCA). These statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Articles of Incorporation and the Bylaws, each of which has been filed as an exhibit to (or incorporated by reference in) our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and to applicable provisions of Virginia law.

General

Under the Articles of Incorporation, our authorized capital stock consists of 240,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, issuable in one or more series. While at present we have only shares of common stock issued and outstanding, our Board of Directors is authorized by the Articles of Incorporation to provide in the future for issuance of the authorized preferred stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be established by our board of directors or by a duly authorized committee thereof at such time.

The common stock is listed on The New York Stock Exchange under the trading symbol “OLN.” All outstanding shares of our common stock are validly issued, fully paid and nonassessable. The transfer agent and registrar for our common stock is EQ by Equiniti Shareowner Services.

Voting Rights and Election of Directors

Except as might otherwise be provided in any resolutions of the Board of Directors establishing the terms of a future series of preferred stock, holders of our common stock have the exclusive right to elect directors and are entitled to one vote per share on all matters submitted for action by the shareholders. Shares representing a majority of the votes entitled to be cast on any matter, represented in person or by proxy at any meeting of shareholders, constitute a quorum for the transaction of business with respect to such matter.

Holders of common stock may not cumulate votes for the election of directors. Under our Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes, being as nearly equal in number as possible, with the directors in each class being elected to serve for a three-year term and until his or her successor shall have been duly elected or until such director’s death, resignation or removal.

Our Bylaws provide that in an uncontested election of directors (that is, an election where the number of director nominees does not exceed the number of directors to be elected), each director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected, meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Bylaws provide that in any election of directors where there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders, director nominees shall be elected by a plurality of the votes cast.

Our Bylaws provide that any director may be removed at any time but only with cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in the election of directors, taken at a special meeting the purpose of which (or one of the purposes, as stated in the meeting notice) is removal of the director. Any vacancy on our Board caused by a director’s death, resignation, disqualification or removal, or an increase in the number of directors, or for any other reason, may be filled (a) by vote of the shareholders, but only at an annual meeting of shareholders, or (b) by the affirmative vote of a majority of the remaining directors, regardless of the presence of a quorum, at an regular or special meeting of the Board. A director so elected by the Board shall hold office only until the next annual election of directors, while a director so elected by shareholders shall hold office until the term of the class to which he or she has been elected expires, and in each case until his or her successor shall have been duly elected or until such director’s death, resignation or removal.

Dividend and Liquidation Rights

Holders of our common stock are entitled to dividends as declared by our board of directors from time to time in the manner and upon the terms and conditions provided in Virginia law and in the Articles of Incorporation, after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of any preferred stock then outstanding.

In the event of the liquidation, dissolution or winding up of our business, holders of common stock are entitled to receive pro rata all our remaining assets available for distribution, after satisfaction of the prior preferential rights of any then-outstanding preferred stock and the satisfaction of all our debts and liabilities.

Other Rights

Holders of our common stock have no preemptive or subscription rights and have no liability for further calls or assessments. Our common stock is not convertible or exchangeable into any other securities and is not subject to any redemption or sinking fund provisions.

Advance Notice for Shareholder Proposals and Nominations

Our Bylaws contain provisions requiring advance notice be delivered to the Company of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our Board of Directors. For business to be brought by a shareholder before an annual meeting, or for shareholder nominations for election to the Board of Directors, a shareholder must give notice no later than 90 days prior to the anniversary of the date of the preceding year’s annual meeting. In each case, the notice must contain the information required by our Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements required by our Bylaws.

Special Meetings of Shareholders

Our Bylaws provide that special meetings of shareholders, for any purpose or purposes, unless otherwise provided by law or the Articles of Incorporation, may be called by the Chairman of the Board of Directors, the President or the Board of Directors, or by the holders of a majority of the shares of the issued and outstanding stock entitled to vote at the meeting.

Anti-Takeover Provisions

Various provisions of the VSCA, as well as the provisions of our Articles of Incorporation and Bylaws governing the election of directors, could have the effect of delaying or discouraging some transactions involving an actual or potential change in control of our company or its management. However, Article VIII, Section 6 of our Bylaws provides that Article 14.1 - Control Share Acquisitions of the VSCA (which, in general, would limit the voting rights of holders engaging in certain acquisitions of our shares in excess of certain thresholds specified in that statute, absent the approval of our shareholders) shall not apply to acquisitions of our shares.

Amendments of Articles of Incorporation and Bylaws

In general, any amendment or restatement of the Articles of Incorporation is subject to approval by a majority of the votes entitled to be cast by each voting group of our stockholders entitled to vote thereon, unless the Board of Directors shall require a greater vote. Our Bylaws provide that they may be altered, amended or repealed, and new Bylaws adopted, by action of the Board (except as otherwise limited in the Bylaws) or by vote of our shareholders at an annual or special meeting where notice of such amendment has been duly given.